Exhibit 99.1

The Arena Group Reports Record Revenue and Positive Net Cash

Generated from Operating Activities in the Second Quarter of 2022;

Total Revenue Increases 87%, As Digital Ad Revenue Grows 114% Year-Over-Year

Audience Grows 82% Year- Over- Year To More Than 1.5 Billion Pageviews in Q2

NEW YORK – August 9, 2022 – The Arena Group Holdings, Inc. (NYSE American: AREN) (the “Company” or “The Arena Group”), a tech-powered media company home to more than 240 brands, including Sports Illustrated, TheStreet, Inc. (“TheStreet”), Parade Media (“Parade”), and HubPages, Inc. (“HubPages”) operating on a single technology platform, today announced financial results for the second quarter of 2022, the three and six months ended June 30, 2022.

Second Quarter 2022 Financial and Operational Highlights

●	Total revenue increased 87% to $65.1 million from $34.7 million in the prior year period.
●	Digital advertising revenue increased 114% in the second quarter to $24.7 million from $11.5 million in the prior year period, driven by traffic improvements of 82% and an over 40% growth in display CPMs.
●	Quarterly gross profit grew to $18.3 million from $9.4 million in the prior year period, a 94% improvement year-over-year.
●	Net loss increased slightly to $22.2 million in the second quarter of 2022 compared to a net loss of $20.7 million in the second quarter of 2021. The net loss in each period includes $14.9 million and $11.1 million for the quarters ended June 30, 2022 and 2021, respectively, in non-cash charges primarily related to stock-based compensation and depreciation and amortization, partially offset by deferred income taxes.
●	The company generated $5.8 million in net cash from operating activities, as compared to net cash used from operating activities of $8.4 million in the prior year quarter, a $14.3 million improvement.
●	Adjusted EBITDA* improved by 32% to a negative $4.9 million for the second quarter of 2022 as compared to a loss of $7.2 million for the second quarter of 2021.
●	The Arena Group signed 37 new publishing partners predominantly in the Sports vertical, further expanding its partnership model to more than 200 sites, adding millions of new users, impressions and potential for revenue and profit at little to no incremental upfront cost to the company.

*This press release includes reference to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measures” below for a more complete explanation.

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Management Commentary

Chairman and Chief Executive Officer of The Arena Group Ross Levinsohn said, “The Arena Group continues to deliver robust revenue growth and improvements to the bottom line. Growth was achieved across our three core verticals – Sports, Finance and Lifestyle. We have outpaced our competitive set in both digital advertising revenue and audience growth. Our playbook and improved performance drove a 114% year-over-year increase in digital advertising revenue, as our properties increasingly reach coveted consumers at scale and our overall audience expanded by 82% year-over-year, according to Google Analytics.”

The Company generated impactful growth across all key KPIs within each vertical in the second quarter. Highlights include:

●	The Sports vertical, anchored by Sports Illustrated and featuring local team sites brand FanNation, The Spun and Sports Illustrated Media Group partners, increased monthly average pageviews by 174% year-over-year, and sports betting-related monthly average pageviews grew by 93% year-over-year, according to Google Analytics. Sports Illustrated continues to have the Facebook #1 share of voice for link stories among major sports publishers, according to CrowdTangle.
●	The Finance vertical grew monthly average pageviews 157% year-over-year, and 21% sequentially, reaching an average of nearly 30 million consumers online each month, according to Google Analytics. The Street’s second quarter Facebook Engagement has grown 205% as compared to the prior year quarter, according to ListenFirst.
●	Our Lifestyle vertical, anchored by Parade, which the Company acquired in April and migrated onto its technology infrastructure in July, is already seeing improvements in audience and CPMs.
●	The Company’s pets brand, PetHelpful, one of more than 30 brands within the HubPages business, continues to show rapid growth, with monthly average pageviews of 42 million, an increase of over 600% year-over-year.

“Our highly efficient platform and proven ability to produce relevant content that engages consumers has enabled us to successfully navigate the well-publicized industry-wide challenges in advertising related to a slowing economy,” added Mr. Levinsohn. “The continued growth in partners, traffic, data and impressions allows us to provide attractive returns for advertisers.”

“Digital revenues and audience are growing rapidly, and second quarter core KPIs are all seeing significant growth versus the same period last year – digital ad revenue is up 114%; monthly average pageviews are up 82%; social video views are up 71%; display CPMs are up 41% excluding Parade,” added Mr. Levinsohn. “The digital integration of Parade has gone exceedingly well, with rapid improvements in efficiency and digital margins. We expect to see the full benefit of this integration and the inherent value of our innovative playbook in the second half of 2022. However, during the second quarter, we experienced pressure on the print business due to inflation and supply chain factors. We are optimizing our business for Parade just as we did for Sports Illustrated when we took over operations, ensuring that our print business will be cash flow positive.”

Recent Business Highlights

●	The Arena Group completed its acquisition of Athlon Media Group, a premium multimedia company with brands including Parade Media, Relish, and Spry Living, enabling the creation of the Company’s new Lifestyle vertical in April 2022. The Arena Group acquired 100% of the issued and outstanding equity interests of Athlon Media Group for a preliminary purchase price of $16.3 million, net of cash acquired.

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●	The Arena Group’s second quarter total pageviews topped 1.5 billion, up 82% as compared to the prior year quarter, according to Google Analytics. More than half of the pageview growth was organic.
●	Second quarter finance vertical monthly average pageviews increased 157% year-over-year and 21% sequentially, according to Google Analytics; while second quarter Sports vertical monthly average pageviews increased 174% year-over-year.
●	The Arena Group’s sports betting partnership with 888 expanded into a second state, Virginia, with a third state planned before the end of the year. Sports betting-related monthly average pageviews grew by 93% as compared to the prior year quarter, according to Google Analytics.
●	The Arena Group joined the Russell 2000® as well as the Russell 3000® and the Russell Microcap® Indexes at the conclusion of the Russell indexes annual reconstitution in June 2022.

Financial Results for the Three Months Ended June 30, 2022 Compared to the Three Months Ended June 30, 2021

Revenue was $65.1 million for the second quarter of fiscal 2022, an increase of 87% compared to $34.7 million in the second quarter of fiscal 2021. The increase was driven by a 75% increase in total digital revenue to $35.1 million in the second quarter of 2022, which included a $13.2 million, or 114%, increase in digital advertising revenue. 84% of the digital advertising growth was organic, driven by significantly higher traffic across all of properties in the second quarter of fiscal 2022 as compared to the prior year, and a greater contribution of digital direct ad impressions. Total print revenue increased 105% to $30.0 million in the second quarter of fiscal 2022 from $14.7 million in the second quarter of fiscal 2021, driven by the acquisition of Athlon Media Group, including Parade Media, in April 2022.

Gross profit increased 94% to $18.3 million, compared to a gross profit of $9.4 million in the prior-year quarter. Cost of revenue increased by 85%, due to the acquisition of Athlon Media Group/Parade and costs related to the SI Swim magazine, which was launched in the second quarter of 2022, but was launched in the third quarter of 2021. The increase in cost of revenue also reflects the full year effect of investments we made in audience development and data analytics personnel in the second half of 2021, which have been key in driving traffic and digital advertising growth.

Total operating expenses were $39.7 million in the second quarter of 2022 compared to $32.7 million in the second quarter of 2021. The increase was primarily driven by the addition of the Athlon Media Group/Parade business.

Net loss increased to $22.2 million for the second quarter of 2022 as compared to $20.7 million in the prior year period. The second quarter of 2022 included $14.9 million of non-cash charges as compared to $11.1 million of non-cash charges in the second quarter of the prior year.

Adjusted EBITDA* for the second quarter of fiscal 2022 improved 32% to negative $4.9 million, compared to a loss of $7.2 million for the second quarter of fiscal 2021, representing a $2.3 million improvement.

*Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

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Financial Results for the Six Months Ended June 30, 2022 Compared to the Six Months Ended June 30, 2021

Revenue was $113.3 million for the first six months of fiscal 2022, an increase of 66% compared to $68.4 million in the first six months of fiscal 2021. Gross profit was $38.1 million in the first six months of 2022, representing a 34% gross profit percentage as compared to a gross profit of $17.3 million, representing a 25% gross profit in the first six months of 2021. Total operating expenses were $74.9 million in the first six months of 2022 compared to $62.3 million in the first six months of 2021.

Net loss narrowed to $40.7 million for the first six months of 2022 as compared to $46.1 million in the prior year period. The first six months of 2022 included $30.0 million of non-cash charges as compared to $25.3 million of non-cash charges in the first six months last year. Adjusted EBITDA* for the first six months of fiscal 2022 was negative $6.1 million, compared to negative $17.2 million for the first six months of fiscal 2021, a 65% improvement.

*Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of June 30, 2022

Cash and cash equivalents were $14.8 million at June 30, 2022, compared to $22.5 million at March 31, 2022. In the quarter, net cash generated from operating activities was $5.8 million, which was offset by $9.9 million of net acquisition payments, $1.5 million of capital expenditures and a $1.5 million paydown of our line of credit.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer and Doug Smith, Chief Financial Officer, will host a conference call and live webcast to review the quarterly results and provide a corporate update on Tuesday, August 9, 2022 at 4:30 p.m. ET. To access the call, please dial 833-492-0063 (toll free) or 973-528-0011 and if requested, reference conference ID 658565. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on August 9, 2022 until 11:59 p.m. ET on August 23, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 46229.

About The Arena Group

The Arena Group creates robust digital destinations that delight consumers with powerful journalism and news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management, and marketing savvy, the transformative company enables brands like Sports Illustrated, TheStreet and Parade to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

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Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the expected effects on the Company’s business from the COVID-19 pandemic. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by The Arena Group Holdings, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Rob Fink

FNK IR

aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Communications Manager, The Arena Group

rachael.fink@thearenagroup.net

Andrew Rhodes

DKC

arena@dkcnews.com

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022 (unaudited)	December 31, 2021
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$14,839	$9,349
Restricted cash	502	502
Accounts receivable, net	34,450	21,660
Subscription acquisition costs, current portion	28,603	30,162
Royalty fees	3,750	11,250
Prepayments and other current assets	4,863	4,748
Total current assets	87,007	77,671
Property and equipment, net	832	636
Operating lease right-of-use assets	455	528
Platform development, net	10,240	9,299
Subscription acquisition costs, net of current portion	7,651	8,235
Acquired and other intangible assets, net	56,221	57,356
Other long-term assets	626	639
Goodwill	23,416	19,619
Total assets	$186,448	$173,983
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$19,733	$11,982
Accrued expenses and other	18,579	24,011
Line of credit	7,808	11,988
Unearned revenue	60,907	54,030
Subscription refund liability	2,394	3,087
Operating lease liabilities	400	374
Liquidated damages payable	5,497	5,197
Current portion of long-term debt	5,873	5,744
Total current liabilities	121,191	116,413
Unearned revenue, net of current portion	12,591	15,277
Operating lease liabilities, net of current portion	579	785
Liquidating damages payable, net of current portion	-	7,008
Other long-term liabilities	7,108	7,556
Deferred tax liabilities	389	362
Long-term debt	65,179	64,373
Total liabilities	207,037	211,774
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at June 30, 2022 and December 31, 2021	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $14,556 and $15,066; Series H shares issued and outstanding: 14,556 and 15,066; common shares issuable upon conversion: 2,008,728 and 2,075,200 at June 30, 2022 and December 31, 2021, respectively	13,207	13,718
Total mezzanine equity	13,375	13,886
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 17,827,526 and 12,632,947 shares at June 30, 2022 and December 31, 2021, respectively	178	126
Common stock to be issued	-	-
Additional paid-in capital	258,727	200,410
Accumulated deficit	(292,869)	(252,213)
Total stockholders’ deficiency	(33,964)	(51,677)
Total liabilities, mezzanine equity and stockholders’ deficiency	$186,448	$173,983

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands, except share data)
Revenue	$65,075	$34,746	$113,318	$68,361
Cost of revenue (includes amortization of developed technology and platform development for three months ended 2022 and 2021 of $2,375 and $2,157, respectively and for the six months ended 2022 and 2021 of $4,686 and $4,324, respectively)	46,729	25,307	75,226	51,049
Gross profit	18,346	9,439	38,092	17,312
Operating expenses
Selling and marketing	19,307	16,202	36,523	31,340
General and administrative	15,964	12,535	29,478	23,030
Depreciation and amortization	4,444	3,964	8,646	7,927
Loss on impairment of assets	-	-	257	-
Total operating expenses	39,715	32,701	74,904	62,297
Loss from operations	(21,369)	(23,262)	(36,812)	(44,985)
Other (expense) income
Change in valuation of warrant derivative liabilities	-	360	-	(305)
Interest expense, net	(2,506)	(2,363)	(5,326)	(5,183)
Liquidated damages	(128)	(1,109)	(300)	(1,364)
Gain upon debt extinguishment	-	5,717	-	5,717
Total other (expense) income	(2,634)	2,605	(5,626)	(1,135)
Loss before income taxes	(24,003)	(20,657)	(42,438)	(46,120)
Income taxes	1,796	-	1,782	-
Net loss	$(22,207)	$(20,657)	$(40,656)	$(46,120)
Basic and diluted net loss per common share	$(1.22)	$(1.88)	$(2.41)	$(4.30)
Weighted average number of common shares outstanding – basic and diluted	18,258,890	11,012,866	16,847,920	10,737,555

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2022	2021
	($ in thousands)
Cash flows from operating activities
Net loss	$(40,656)	$(46,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	245	220
Amortization of platform development and intangible assets	13,087	12,031
Gain upon debt extinguishment	-	(5,717)
Amortization of debt discounts	934	1,001
Loss on impairments of assets	257	-
Change in valuation of warrant derivative liabilities	-	305
Noncash and accrued interest	69	3,632
Liquidated damages	300	1,364
Stock-based compensation	16,466	13,215
Deferred income taxes	(1,782)	-
Other	469	(759)
Change in operating assets and liabilities net of effect of business combination:
Accounts receivable	5	4,375
Subscription acquisition costs	2,143	(13,784)
Royalty fees	7,500	7,500
Prepayments and other current assets	264	(4,060)
Other long-term assets	13	(121)
Accounts payable	335	4
Accrued expenses and other	(7,131)	1,714
Unearned revenue	945	14,934
Subscription refund liability	(693)	737
Operating lease liabilities	(107)	(404)
Other long-term liabilities	(128)	-
Net cash used in operating activities	(7,465)	(9,933)
Cash flows from investing activities
Purchases of property and equipment	(379)	(182)
Capitalized platform development	(2,784)	(1,971)
Proceeds from sale of equity investment	2,450	-
Payments for acquisition of business, net of cash acquired	(9,481)	(7,057)
Net cash used in investing activities	(10,194)	(9,210)
Cash flows from financing activities
Borrowings (repayments) under line of credit	(4,180)	(2,249)
Proceeds from common stock public offering, net of offering costs	32,058	-
Payments of issuance costs from common stock public offering	(1,568)	-
Payment of The Spun deferred cash payment	(453)	-
Proceeds from common stock private placement	-	20,005
Payments of issuance costs from common stock private placement	-	(167)
Payment for taxes related to repurchase of restricted common stock	(556)	(41)
Payment of restricted stock liabilities	(2,152)	(716)
Net cash provided by financing activities	23,149	16,832
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,490	(2,311)
Cash, cash equivalents, and restricted cash – beginning of period	9,851	9,535
Cash, cash equivalents, and restricted cash – end of period	$15,341	$7,224
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$14,839	$6,723
Restricted cash	502	501
Total cash, cash equivalents, and restricted cash	$15,341	$7,224
Supplemental disclosure of cash flow information
Cash paid for interest	$4,323	$289
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$1,125	$859
Issuance of common stock in connection with settlement of liquidated damages	7,008	-
Issuance of common stock in connection with professional services	-	125
Common stock issued in connection with acquisition of Athlon	3,141	-
Deferred cash payments in connection with acquisition of Athlon	1,889	-
Assumption of liabilities in connection with acquisition of Athlon	12,642	-
Deferred cash payments in connection with acquisition of The Spun	-	1,639
Assumption of liabilities in connection with acquisition of The Spun	-	2
Conversion of Series H convertible preferred stock into common stock	511	-

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(22,207)	$(20,657)	$(40,656)	$(46,120)
Add:
Interest expense (1)	2,506	2,363	5,326	5,183
Deferred income taxes	(1,796)	-	(1,782)	-
Depreciation and amortization (2)	6,819	6,121	13,332	12,251
Stock-based compensation (3)	9,099	8,116	16,466	13,215
Change in derivative valuations	-	(360)	-	305
Liquidated damages (4)	128	1,109	300	1,364
Gain upon debt extinguishment (5)	-	(5,717)	-	(5,717)
Loss on impairment of assets (6)	-	-	257	-
Professional and vendor fees (7)	-	1,719	-	2,124
Employee restructuring payments (8)	505	66	679	241
Adjusted EBITDA	$(4,946)	$(7,240)	$(6,078)	$(17,154)

(1)	Represents interest expense (net of interest income) of $2,506 and $2,363, for the three months ended June 30, 2022 and 2021, respectively, and interest expense (net of interest income) of $5,326 and $5,183, for the six months ended June 30, 2022 and 2021, respectively. Interest expense is related to our capital structure. Interest expense varies over time due to a variety of financing transactions. Interest expense includes $274 and $307 for amortization of debt discounts for the three months ended June 30, 2022 and 2021, respectively, and $934 and $1,001 for amortization of debt discounts for the six months ended June 30, 2022 and 2021, as presented in our condensed consolidated statements of cash flows, which are a noncash item. Investors should note that interest expense will recur in future periods.
(2)	Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues of $2,375 and $2,157, for the three months ended June 30, 2022 and 2021, respectively, and depreciation and amortization included within operating expenses of $4,444 and $3,964 for the three months ended June 30, 2022 and 2021, respectively. Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues of $4,686 and $4,324, for the six months ended June 30, 2022 and 2021, respectively, and depreciation and amortization included within operating expenses of $8,646 and $7,927 for the six months ended June 30, 2022 and 2021, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.
(3)	Represents noncash costs arising from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.
(4)	Represents damages (or interest expense related to accrued liquidated damages) we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.
(5)	Represents a gain upon extinguishment of the Paycheck Protection Program Loan.
(6)	Represents our impairment of certain assets that no longer are useful.
(7)	Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers, and other vendors related to the preparation of periodic reports in order for us to become current in our reporting obligations (“Delinquent Reporting Obligations Services”). With respect to the Delinquent Reporting Obligations Services, we incurred professional and vendor fees in the first quarter of 2021 related to the preparation of our annual reports for fiscal years 2018 and 2019 (which contained the financial information for the quarterly periods during fiscal 2019), and our quarterly reports fiscal 2020. The amount of fees incurred in connection with the Delinquent Reporting Obligations Services is adjusted based on our best estimate of the amount we expect we would ordinarily incur to meet our reporting obligations pursuant to the Exchange Act.
(8)	Represents severance payments to the former Chief Financial Officer of Athlon and our former Chief Executive Officer for the three and six months ended June 30, 2022 and 2021.

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